Exhibit 5
                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

                 TELEPHONE: 617-439-2000     FACSIMILE: 617-973-9748

CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS


                                  May 16, 1996


PhyMatrix Corp.
777 South Flagler Drive
West Palm Beach, Florida 33401

Gentlemen/Ladies:

                   Reference is made to the registration statement on Form S-8 (the "Registration Statement") which PhyMatrix Corp. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act"), with respect to (i) 2,000,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), issuable pursuant to the Company's 1995 Equity Incentive Plan (the "1995 Plan"), and (ii) an indeterminate number of shares of such Common Stock which may be issued or become issuable under the 1995 Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

                  We have acted as legal counsel for the Company in connection with the assumption of the 1995 Plan, are familiar with the Company's Certificate of Incorporation, as amended and restated to date, and By-Laws and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

                  1. When issued and paid for in compliance with the terms of the 1995 Plan, the 2,000,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

                  2. The additional shares of Common Stock which may become issuable under the 1995 Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the 1995 Plan and upon compliance with the applicable provisions of law and of the Company's Certificate of Incorporation, as amended and restated to date, and By-Laws, will be duly and validly issued, fully paid and non-assessable.

         We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                Very truly yours,



                                /s/ Nutter, McClennen & Fish, LLP
                                Nutter, McClennen & Fish, LLP

JED/ASG/MRD